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                                                                    Sub-Item 770

                     TRANSACTIONS EFFECTED PURSUANT TO 10F-3

                         VAN KAMPEN CORPORATE BOND FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MARCH 1, 2010 - AUGUST 31, 2010

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
                                               TOTAL        AMOUNT OF      % OF
                   PURCHASE/    OFFERING       AMOUNT        SHARES      OFFERING
    SECURITY         TRADE      PRICE OF         OF         PURCHASED    PURCHASED                                  PURCHASED
    PURCHASED         DATE       SHARES       OFFERING       BY FUND      BY FUND           BROKERS                   FROM
----------------   ----------   --------   --------------   ----------   ----------   ------------------------   ----------------
 QVC Inc. 7.125%    03/17/10    $100.000    $500,000,000     $215,000      0.043%     Morgan Stanley & Co.,        J.P. Morgan
  due 4/15/2017                                                                       Incorporated, Merrill
                                                                                      Lynch, Pierce, Fenner &
                                                                                      Smith, Incorporated,
                                                                                      Credit Suisse Securities
                                                                                      (USA) LLC

 Vornado Realty     03/23/10     $99.834   $2,100,000,000    $560,000      0.420%     Banc of America             UBS Securities
Trust 4.250% due                                                                      Securities LLC, J.P.
   04/01/2015                                                                         Morgan Securities, Inc.,
                                                                                      UBS Securities LLC,
                                                                                      Citigroup Global Markets
                                                                                      Inc.

   LBI Escrow       03/24/10     $100.00   $2,250,000,000    $770,000      0.034%     Bank of America Corp.,      Banc of America
  Corp. 8.000%                                                                        Barclays Capital,
 due 11/01/2017                                                                       Citigroup Inc., Credit
                                                                                      Suisse Group AG, J.P.
                                                                                      Morgan Chase &  Co.,
                                                                                      Deutsche Bank AG,   UBS,
                                                                                      Morgan Stanley, Wells
                                                                                      Fargo & Co.

 Duke Realty LP     03/25/10     $99.983    $250,000,000     $880,000      0.352%     Morgan Stanley, Barclays       Wachovia
   6.750% due                                                                         Capital, Credit Suisse,       Securities
    3/15/2020                                                                         Wells Fargo Securities,
                                                                                      J.P. Morgan,  SunTrust
                                                                                      Robinson Humphrey,
                                                                                      Scotia Capital, Morgan
                                                                                      Keegan & Company, Inc.
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